EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-07012, No. 033-08672, No. 033-37573, No. 033-
72568, No. 033-58749 and No. 333-20333) of T. Rowe Price Associates, Inc. of our report dated January 24, 1997 appearing on page 19 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP

Baltimore, Maryland
March 26, 1997